UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 17, 2006

PERCEPTRON, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47827 Halyard Drive, Plymouth, MI	48170-2461
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 414-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 17, 2006, Perceptron, Inc. (the “Company”) issued a press release announcing the Company’s financial and operating results for the fourth quarter and fiscal year ended June 30, 2006. Attached hereto and incorporated by reference as Exhibit 99.1 is the press release relating to such announcement. Such information, including Exhibit 99.1 attached hereto under Item 9.01, shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 OTHER EVENTS

On August 17, 2006, the Company also announced that its Board of Directors has authorized a $3.0 million common stock repurchase program. Pursuant to the authorization, Perceptron may purchase shares from time to time in the open market or through privately negotiated transactions though August 2007. The Company also announced that it has entered into a Rule 10b5-1 trading plan (“Repurchase Plan”) with Barrington Research Associates, Inc. to purchase up to $3.0 million of the Company’s common stock through August 2007 (less the dollar amount of purchases by the Company outside the Repurchase Plan), in open market or privately negotiated transactions, in accordance with the requirements of Rule 10b-18.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

C.	Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 17, 2006 announcing the Company’s financial and operating results for the fourth quarter and fiscal year ended June 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.
(Registrant)

Date:  August 17, 2006
/s/ John J. Garber

By: John J. Garber
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release dated August 17, 2006 announcing the Company’s financial results for the fourth quarter and fiscal year ended June 30, 2006